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                                                                   EXHIBIT 10.17

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of this 30th day of September, 2003 by and between Jack Weimer (the "Employee") and Eagle Test Systems, Inc., an Illinois corporation (the "Company").

                              W I T N E S S E T H:

            WHEREAS, the Company desires to employ the Employee and the Employee desires to obtain employment with the Company.

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

      1. Employment. Subject to the provisions of Section 6, the Company hereby employs Employee and Employee accepts such employment upon the terms and conditions hereinafter set forth.

      2. Term of Employment. Subject to the provisions of Section 6, the term of Employee's employment pursuant to this Agreement shall commence on and as of the date hereof (the "Effective Date") and shall terminate on the first anniversary of the Effective Date (such period, the "Term"). Notwithstanding the foregoing, the Term shall automatically extend for an additional year on each anniversary of the Effective Date unless either party provides written notice to the other party within thirty (30) days of the date on which the Term would expire that he or it chooses not to extend the Term.

      3. Duties; Extent of Service. During Employee's employment under this Agreement, Employee (i) shall serve as an employee of the Company with the title and position of Technical Marketing Director, reporting to the Chief Executive Officer of the Company, (ii) shall have such executive responsibilities as the Chief Executive Officer of the Company shall from time to time designate, provided that, in all cases Employee shall be subject to the oversight and supervision of the Board of Directors of the Company in the performance of his duties, (iii) upon the request of the Chief Executive Officer of the Company, shall serve as an officer and/or director of any of the Company's subsidiaries, and (iv) shall render all services reasonably incident to the foregoing. Employee hereby accepts such employment, agrees to serve the Company in the capacities indicated, and agrees to use Employee's best efforts in, and shall devote Employee's full working time, attention, skill and energies to, the advancement of the interests of the Company and its subsidiaries and the performance of Employee's duties and responsibilities hereunder. The foregoing, however, shall not be construed as preventing Employee from engaging in religious, charitable or other community or non-profit activities that do not impair Employee's ability to fulfill Employee's duties and responsibilities under this Agreement.

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      4.    Salary and Bonus.

            (a) During Employee's employment under this Agreement, the Company shall pay Employee a salary at the annual rate of $150,000 per annum (the "Base Salary"). Such Base Salary shall be subject to withholding under applicable law, shall be pro rated for partial years and shall be payable in periodic installments in accordance with the Company's usual practice for executive officers of the Company as in effect from time to time.

            (b) For each one-year period or portion thereof during Employee's employment under this Agreement, Employee shall be eligible to participate in any bonus or other performance plan established by the Board of Directors from time to time for executive officers of the Company (the "Incentive Bonus").

      5.    Benefits.

            (a) During Employee's employment under this Agreement, Employee shall be entitled to participate in any and all ESOP, medical, pension, stock option, profit sharing, dental and life insurance plans and disability income plans, retirement arrangements and other employment benefits as in effect from time to time for executive officers of the Company generally. Such participation shall be subject to (i) the terms of the applicable plan documents (including, as applicable, provisions granting discretion to the Board of Directors of the Company or any administrative or other committee provided for therein or contemplated thereby) and (ii) generally applicable policies of the Company. Employee shall be eligible to participate in all such plans and other benefits as of the Effective Date.

            (b) During Employee's employment under this Agreement, Employee shall receive paid vacation annually in accordance with the Company's practices for executive officers, as in effect from time to time.

            (c) The Company shall promptly reimburse Employee for all reasonable business expenses incurred by Employee during Employee's employment hereunder in accordance with the Company's practices for senior executive officers of the Company, as in effect from time to time.

            (d) Compliance with the provisions of this Section 5 shall in no way create or be deemed to create any obligation, express or implied, on the part of the Company or any of its affiliates with respect to the continuation of any particular benefit or other plan or arrangement maintained by them or their subsidiaries as of or prior to the date hereof or the creation and maintenance of any particular benefit or other plan or arrangement at any time after the date hereof, except as contemplated by Section 5(b) and 5(c).

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      6.    Termination and Termination Benefits. Notwithstanding the provisions of Section 2, Employee's employment under this Agreement shall terminate under the following circumstances set forth in this Section 6.

            (a) Termination by the Company for Cause. Employee's employment under this Agreement may be terminated for cause without further liability on the part of the Company effective immediately upon a vote of the Board of Directors or a determination by the Chief Executive Officer and written notice to Employee. Only the following shall constitute "cause" for such termination:

                  (i) dishonest statements or acts of Employee with respect to the Company or any affiliate of the Company;

                  (ii) the commission by Employee of, or indictment of Employee for, (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud ("indictment," for these purposes, meaning an indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made);

                  (iii) the commission, in the reasonable judgment of the Board of Directors, of an act involving a material violation of procedures or policies of the Company;

                  (iv) a material and sustained failure of Employee to perform the duties and responsibilities assigned or delegated under this Agreement, as determined by the Board of the Directors, which such failure continues for an unreasonable period of time, as determined by the Board of Directors, after written notice has been given to the Employee by the Board of Directors;

                  (v) gross negligence, willful misconduct or insubordination of Employee with respect to the Company or any affiliate of the Company; or

                  (vi) breach by Employee of any of Employee's obligations under this Agreement.

            (b) Termination by Employee Other than for Good Reason. Employee's employment under this Agreement may be terminated by Employee by written notice to the Board of Directors at least sixty (60) days prior to such termination.

            (c) Termination by Employee for Good Reason. Subject to the payment of Termination Benefits pursuant to Section 6(e) below, Employee's employment under this Agreement also may be terminated by Employee for Good Reason (as defined below) (which termination must be within ninety (90) days of the occurrence

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of the events giving rise to such Good Reason) by written notice to the Board of
Directors setting forth such Good Reason and giving the Company a reasonable period of time, not less than ten (10) business days, to eliminate such Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events: (i) a substantial adverse change in the nature or scope of the Employee's responsibilities, authorities, powers, functions or duties under this Agreement; (ii) a reduction in the Employee's annual base salary except for an across-the-board salary reduction similarly affecting all or substantially all management employees; or (iii) the relocation of the offices at which the Employee is principally employed to a location more than seventy (75) miles from such offices.

            (d) Termination by the Company Without Cause. Subject to the payment of Termination Benefits pursuant to Section 6(e), Employee's employment under this Agreement may be terminated without cause by the Company by a vote of the Board of Directors or a determination by the Chief Executive Officer upon written notice to Employee. It is expressly agreed and understood that if this Agreement is terminated by the Company without cause as provided in this Section 6(d), it shall not impair or otherwise affect Employee's Continuing Obligations (as defined below).

            (e) Certain Termination Benefits. Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to Employee under this Agreement shall terminate on the date of termination of Employee's employment under this Agreement. Notwithstanding the foregoing, in the event of termination of Employee's employment with the Company pursuant to Section 6(c) or Section 6(d) above, the Company shall provide to Employee the following termination benefits ("Termination Benefits"):

            (i) continuation of salary at a rate equal to fifty percent (50%) of Employee's Base Salary as in effect on the date of termination for a period of two years from the date of termination (payment shall be subject to withholding under applicable law and shall be made in periodic installments in accordance with the Company's usual practice for executive officers of the Company as in effect from time to time); and

            (ii) continuation of group health plan benefits during the first twelve (12) months in which Employee is receiving payments pursuant to subsection (i) above, to the extent authorized by and consistent with 29 U.S.C. Section 1161 et seq. (commonly known as "COBRA"), with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and Employee as in effect on the date of termination.

The Company shall have the right to terminate all of Termination Benefits set forth in (i) and (ii) in the event that Employee fails to comply with Employee's Continuing Obligations under this Agreement. The Company's liability for Base Salary continuation pursuant to Section 6(e)(i) shall be reduced by the amount of any severance pay due or

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otherwise paid to Employee pursuant to any severance pay plan or stay bonus plan of the Company. Notwithstanding the foregoing, nothing in this Section 6(e) shall be construed to affect Employee's right to receive COBRA continuation entirely at Employee's own cost to the extent that Employee may continue to be entitled to COBRA continuation after Employee's right to cost sharing under
Section 6(e)(ii) ceases. The Company and Employee agree that the Termination Benefits paid by the Company to Employee under this Section 6(e) shall be in full satisfaction, compromise and release of any claims arising out of any termination of Employee's employment pursuant to Section 6(d), and that the payment of the Termination Benefits shall be contingent upon Employee's delivery of a general release of any and all claims (other than those arising under this Agreement) upon termination of employment in a form reasonably satisfactory to the Company, it being understood that no Termination Benefits shall be provided unless and until Employee executes and delivers such release.

            (f) Disability. If Employee shall be disabled so as to be unable to perform the essential functions of Employee's then existing position or positions under this Agreement with or without reasonable accommodation, the Board of Directors may remove Employee from any responsibilities and/or reassign Employee to another position with the Company for the remainder of the Term or during the period of such disability. Notwithstanding any such removal or reassignment, Employee shall continue to receive Employee's full Base Salary (less any disability pay or sick pay benefits to which Employee may be entitled under the Company's policies) and benefits under Section 4 of this Agreement (except to the extent that Employee may be ineligible for one or more such benefits under applicable plan terms) for a period of time equal to the lesser of (i) six (6) months; or (ii) the remainder of the Term. If any question shall arise as to whether during any period Employee is disabled so as to be unable to perform the essential functions of Employee's then existing position or positions with or without reasonable accommodation, Employee may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom Employee or Employee's guardian has no reasonable objection as to whether Employee is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. Employee shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and Employee shall fail to submit such certification, the Company's determination of such issue shall be binding on Employee. Nothing in this Section 6(e) shall be construed to waive Employee's rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. Section 2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. Section 12101 et seq.

            (g) Death. Employee's employment and all obligations of the Company hereunder shall terminate in the event of the death of the Employee other than any obligation to pay earned but unpaid Base Salary.

            (h) Notwithstanding termination of this Agreement as provided in this Section 6 or any other termination of Employee's employment with the Company,

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Employee's obligations under Section 7 hereof (the "Continuing Obligations")
shall survive any termination of Employee's employment with the Company at any time and for any reason.

      7.    Non-Competition; Non-Solicitation; Confidentiality; Proprietary
Rights.

            (a) The Employee hereby agrees that during the period commencing on the date hereof and ending on the date that is two years following the date of the termination of Employee's employment with the Company (the "Noncompetition Period"), the Employee will not, without the express written consent of the Company, directly or indirectly, anywhere in the United States or in any foreign country in which the Company has conducted business, is conducting business or is presently contemplating conducting business, engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, member, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity), any business, organization or person other than the Company (or any subsidiary or affiliate of the Company), and including any such business, organization or person involving, or which is, a family member of the Employee, whose business, activities, products or services are competitive with any of the business, activities, products or services conducted or offered by the Company or its subsidiaries or affiliates during any period in which the Employee serves as an officer or employee of the Company or any of its subsidiaries or affiliates. Without implied limitation, the foregoing covenant shall be deemed to prohibit (a) hiring or engaging or attempting to hire or engage for or on behalf of the Employee or any such competitor any officer or employee of the Company or any of its direct and/or indirect subsidiaries and affiliates, or any former employee of the Company and any of its direct and/or indirect subsidiaries and affiliates who was employed during the six (6) month period immediately preceding the date of such attempt to hire or engage, (b) encouraging for or on behalf of the Employee or any such competitor any such officer or employee to terminate his or her relationship or employment with the Company or any of its direct or indirect subsidiaries and affiliates, (c) soliciting for or on behalf of Employee or any such competitor any client of the Company or any of its direct or indirect subsidiaries and affiliates, or any former client of the Company or any of its direct or indirect subsidiaries and affiliates who was a client during the six (6) month period immediately preceding the date of such solicitation and (d) diverting to any person (as hereinafter defined) any client or business opportunity of the Company or any of any of its direct or indirect subsidiaries and affiliates.

            Notwithstanding anything herein to the contrary, the Employee may make passive investments in any enterprise the shares of which are publicly traded if such investment constitutes less than two percent (2%) of the equity of such enterprise.

            Neither the Employee nor any business entity controlled by the Employee is a party to any contract, commitment, arrangement or agreement which could, following the date hereof, restrain or restrict the Company or any subsidiary or affiliate of the Company from carrying on its business or restrain or restrict the Employee from

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performing his employment obligations, and as of the date of this Agreement the
Employee has no business interests whatsoever in or relating to the industries in which the Company or its subsidiaries or affiliates currently engage, and other than passive investments in the shares of public companies of less than two percent (2%).

            (b) In the course of performing services hereunder, on behalf of the Company (for purposes of this Section 7 including all predecessors of the Company) and its affiliates, Employee has had and from time to time will have access to Confidential Information (as defined below). Employee agrees (a) to hold the Confidential Information in strict confidence, (b) not to disclose the Confidential Information to any person (other than in the regular business of the Company or its affiliates), and (c) not to use, directly or indirectly, any of the Confidential Information for any purpose other than on behalf of the Company and its affiliates. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, that are furnished to Employee by the Company or are produced by Employee in connection with Employee's employment will be and remain the sole property of the Company. Upon the termination of Employee's employment with the Company for any reason and as and when otherwise requested by the Company, all Confidential Information (including, without limitation, all data, memoranda, customer lists, notes, programs and other papers and items, and reproductions thereof relating to the foregoing matters) in Employee's possession or control, shall be immediately returned to the Company.

            (c) Employee hereby confirms that Employee is not bound by the terms of any agreement with any previous employer or other party that restricts in any way Employee's use or disclosure of information or Employee's engagement in any business. Employee represents to the Company that Employee's execution of this Agreement, Employee's employment with the Company and the performance of Employee's proposed duties for the Company will not violate any obligations Employee may have to any such previous employer or other party. In Employee's work for the Company, Employee will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and Employee will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

            (d) During and after Employee's employment, Employee shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company that relate to events or occurrences that transpired while Employee was employed by the Company. Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after Employee's employment, Employee also shall cooperate fully with the Company in connection with any investigation or review of any

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federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Employee was employed by the Company. The Company shall reimburse Employee for any reasonable out-of-pocket expenses incurred in connection with Employee's performance of obligations pursuant to this Section 7(d).

      (e) Employee recognizes that the Company and its affiliates possess a proprietary interest in all of the information described in Section 7(b) and have the exclusive right and privilege to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts described therein to the exclusion of Employee, except as otherwise agreed between the Company and Employee in writing. Employee expressly agrees that any products, inventions, discoveries or improvements made by Employee or Employee's agents or affiliates in the course of Employee's employment, including any of the foregoing which is based on or arises out of the information described in
Section 7(b), shall be the property of and inure to the exclusive benefit of the Company. Employee further agrees that any and all products, inventions, discoveries or improvements developed by Employee (whether or not able to be protected by copyright, patent or trademark) during the course of his employment, or involving the use of the time, materials or other resources of the Company or any of its affiliates, shall be promptly disclosed to the Company and shall become the exclusive property of the Company, and Employee shall execute and deliver any and all documents necessary or appropriate to implement the foregoing. Pursuant to the Illinois Employee Patent Act, this paragraph does not apply to any invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Employee's own time, unless (a) the invention relates to (i) the business of the Company or (ii) the Company's actually or demonstrably anticipated research or development or (b) the invention results from any work performed by the undersigned for the Company.

            (f) Employee agrees, while he is employed by the Company, to offer or otherwise make known or available to it, as directed by the Board of Directors of the Company and without additional compensation or consideration, any business prospects, contracts or other business opportunities that Employee may discover, find, develop or otherwise have available to Employee in the Company's general industry and further agrees that any such prospects, contacts or other business opportunities shall be the property of the Company.

            (g) Employee acknowledges that the provisions of this Section 7 are an integral part of Employee's employment arrangements with the Company.

            (h)   For purposes of this Agreement:

                  (i) the term "Confidential Information" shall mean information belonging to the Company which is of value to the Company or with respect to which Company has right in the course of conducting its

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            business and the disclosure of which could result in a competitive or other disadvantage to the Company. Confidential Information includes information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including, by way of example and without limitation, trade secrets, ideas, concepts, designs, configurations, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts processes, techniques, formulas, software, improvements, inventions, data, know-how, discoveries, copyrightable materials, marketing plans and strategies, sales and financial reports and forecasts, customer lists, studies, reports, records, books, contracts, instruments, surveys, computer disks, diskettes, tapes, computer programs and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company. Confidential Information includes information developed by Employee in the course of Employee's employment by the Company, as well as other information to which Employee may have access in connection with Employee's employment. Confidential Information also includes the confidential information of others with which the Company has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of Employee's duties under Section 7(b).

      8. Parties in Interest; Certain Remedies. It is specifically understood and agreed that this Agreement is intended to confer a benefit, directly or indirectly, on the Company and its direct and indirect subsidiaries and affiliates, and that any breach of the provisions of this Agreement by the Employee or any of the Employee's affiliates will result in irreparable injury to the Company and its subsidiaries and affiliates, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Company or its subsidiaries and affiliates shall be entitled to enforce the specific performance of this Agreement by the Employee through both temporary and permanent injunctive relief without the necessity of posting a bond or proving actual damages, but without limitation of their right to damages and any and all other remedies available to them, it being understood that injunctive relief is in addition to, and not in lieu of, such other remedies.

      9.    Dispute Resolution.

            (a) All disputes, claims, or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby, or the rights and obligations of the parties hereunder or thereunder, that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before JAMS/Endispute, Inc. or its successor. The arbitration shall be held in Chicago, Illinois before a single

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arbitrator and shall be conducted in accordance with the rules and regulations promulgated by JAMS/Endispute, Inc. unless specifically modified herein.

            (b) The parties covenant and agree that the arbitration shall commence within one hundred eighty (180) days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party's witness or expert. The arbitrator's decision and award shall be made and delivered within six (6) months of the selection of the arbitrator. The arbitrator's decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

            (c) The parties covenant and agree that they will participate in the arbitration in good faith and that they will, except as provided below, (i) bear their own attorneys' fees, costs and expenses in connection with the arbitration, and (ii) share equally in the fees and expenses charged by JAMS/Endispute, Inc. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award. This Section 9(c) applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the purpose of avoiding immediate and irreparable harm or to enforce the provisions of Section 7.

            (d) Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of JAMS/Endispute, Inc. to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof, or the transactions contemplated hereby and thereby, or the rights and obligations of the parties hereunder or thereunder, and further consents to the sole and exclusive jurisdiction of the courts of State of California and/or the State of Illinois for the purposes of enforcing the arbitration provisions of Section 8 of this Agreement. Each party further irrevocably waives any objection to proceeding before JAMS/Endispute, Inc. based upon lack of personal jurisdiction or to the laying of venue and further irrevocably

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and unconditionally waives and agrees not to make a claim in any court that arbitration before JAMS/Endispute, Inc. has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

      10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail (return receipt requested) as follows:

      To the Company:            Eagle Test Systems, Inc.
                                 620 South Butterfield Road
                                 Mundelin, IL 60060-4483
                                 Attention: Leonard Foxman

      To Employee:               Jack Weimer
                                 646 N. Lake St.
                                 Grayslake, IL 60030

or to such other address of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery or mailing.

      11. Scope of Agreement. The parties acknowledge that the time, scope, geographic area and other provisions of Section 7 have been specifically negotiated by sophisticated parties and agree that all such provisions are reasonable under the circumstances of the transactions contemplated hereby, and are given as an integral and essential part of the transactions contemplated hereby. The Employee has independently consulted with counsel and has been advised in all respects concerning the reasonableness and propriety of the covenants contained herein, with specific regard to the business to be conducted by Company and its subsidiaries and affiliates, and represents that the Agreement is intended to be, and shall be, fully enforceable and effective in accordance with its terms.

      12. Severability. In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The existence of any claim or cause of action which the Employee may have against the Company or any of its subsidiaries or affiliates shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement.

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      13.   Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of Illinois, without consideration of its choice of law provisions, and shall not be amended, modified or discharged in whole or in part except by an agreement in writing signed by both of the parties hereto. The failure of either of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement shall inure to the benefit of, and be binding upon and assignable to, successors of the Company by way of merger, consolidation or sale and may not be assigned by Employee. This Agreement supersedes and terminates all prior understandings and agreements between the parties (or their predecessors) relating to the subject matter hereof. For purposes of this Agreement, the term "person" means an individual, corporation, partnership, association, trust or any unincorporated organization; a "subsidiary" means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by such person; and an "affiliate" of a person shall mean, with respect to a person or entity, any person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity.

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                                       12

      IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.

                                       COMPANY:

                                       EAGLE TEST SYSTEMS, INC.

                                       By: /s/ Leonard Foxman
                                           -------------------------------
                                           Name:  Leonard Foxman
                                           Title: President

                                       JACK WEIMER:

                                       /s/ Jack Weimer
                                       -----------------------------------